As Filed With The Securities and Exchange Commission On December 12, 1995.
                                                  Registration No. 33-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                      _____

                               LACLEDE GAS COMPANY
                                 720 OLIVE STREET
                            ST. LOUIS, MISSOURI 63101
           (Exact Name of Registrant as Specified in its Charter)
                  (Address of Principal Executive Offices)

              MISSOURI                                       43-0368139
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                       Identification No.)

  MISSOURI NATURAL GAS DIVISION OF LACLEDE GAS COMPANY DUAL SAVINGS PLAN
                            (Full title of the plan)

                                RALPH L. RUSSELL
                             DIRECTOR OF MARKETING
                              Laclede Gas Company
                               720 Olive Street
                           St. Louis, Missouri 63101
                                  314-342-0500
          (Name, address and telephone number of agent for service)
                                _________________

                       CALCULATION OF REGISTRATION FEE

                                        Proposed       Proposed
                                        maximum        maximum
Title of Secu-                          offering       aggregate       Amount
rities to be      Amount to be           price         offering       of Regis-
Registered         registered          per Share(1)    price(1)     tration fee
______________    ____________         ____________    __________   ___________

Common Stock         50,000 shares         $21.69       $1,084,500    $373.94
$1 per share par
value(2)

_______________________________________________________________________________
(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices reported on New York Stock Exchange on December 6, 1995.

(2) Also being registered hereunder are 50,000 Common Stock Purchase Rights to accompany the shares of Common Stock being registered.

In addition pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

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                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     The following documents filed with the Securities and Exchange Commission ("Commission") by Laclede Gas Company ("Company") are incorporated by reference into this registration statement.

     1. Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1994.

     2. Quarterly Reports of the Company on Form 10-Q for the fiscal quarters ended December 31, 1994, March 31, 1995, and June 30, 1995.

     3. Annual Report of the Missouri Natural Gas Division of Laclede Gas Company Dual Savings Plan ("Plan") on Form 11-K for the fiscal year ended October 31, 1994.

     4. The description of the Common Stock contained in: (i) the Company's registration under Section 12 of the Securities Exchange Act of 1934 ("1934 Act") including any amendment or report updating such description; and (ii) the Company's registration statement on Form S-3 (File Number 33-58757), including any amendment or report updating such description; and

     5. The description of the Company's Common Stock Purchase Rights contained in the Company's Form 8-A Registration Statement dated April 7, 1986.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.











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

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Experts and Named Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors & Officers.

     Under Section 351.355 of The General and Business Corporation Law of Missouri (the "Indemnification Statute"), the Company may indemnify any director or officer or former director, officer, employee or agent of the Company who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an officer or director of the Company against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the right of the Company, (i) the Company may indemnify him against expenses, including attorneys' fees and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to criminal proceedings, had reasonable cause to believe his conduct was unlawful.

     The Indemnification Statute further provides that the Company has the power to give any additional indemnity to any person who is or was a director, officer, employee or agent, provided that such additional indemnity is authorized by the articles of incorporation or any by-law or agreement of the Company adopted by a vote of the stockholders; however, the Company shall not indemnify any person from or on account of such person's conduct that was finally adjudged to have been





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knowingly fraudulent, deliberately dishonest or willful misconduct.

     The above is a general summary of the Indemnification Statute and is subject in all cases to the specific and detailed provisions of The General and Business Corporation Law of Missouri.

     The Articles of Incorporation of the Company provide that the Company shall indemnify each of its directors and officers to the full extent permitted by the Indemnification Statute and, in addition, shall indemnify each of them against all expenses incurred in connection with any claim by reason of the fact that such director or officer is or was serving the Company, or at the request of the Company, in any of the capacities referred to in the Indemnification Statute, or arising out of such person's status in any such capacity, provided that the Company shall not indemnify any person from or on account of such person's conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or to the extent that such indemnification shall otherwise be finally adjudged to be prohibited by applicable law.

     The Indemnification Statute further provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, against any liability asserted against him and incurred by him in any such capacity. In accordance with this section, the Company has obtained insurance protecting the officers and directors against certain liabilities.

     The Company has also entered into indemnification agreements with each of its directors and officers that (i) provide for the indemnification of each such director and officer to the extent provided for by the Articles of Incorporation as described above and (ii) state that the indemnification provided thereunder shall survive the elimination or modification of such Articles of Incorporation with respect to claims that have arisen prior to such elimination or modification.

     The rights of indemnification provided for above are not exclusive of any other rights of indemnification to which the persons seeking indemnification may be entitled under the Articles of Incorporation or By-laws or any agreement, vote of stockholders or disinterested directors, or otherwise.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.










Item 8.   Exhibits.

     An opinion of counsel is not being filed since the securities registered are not original issuance securities and the Company has submitted (and will submit) the Plan (and any amendment thereto) to the Internal Revenue Service ("IRS") in a timely manner and has (and will) make all changes required by the IRS in order to maintain the Plan's qualified status.

      Exhibit No.        Description Exhibits

       4.1 Articles of Incorporation of Laclede Gas Company, filed as Exhibit 4(b) to Laclede Gas Company's Registration Statement on Form S-3, Registration No. 33-52357, incorporated herein by reference.

       4.2 Rights Agreement between Laclede Gas Company and The Boatmen's National Bank of St. Louis, filed as Exhibit 1 to Form 8-A Registration Statement dated April 7, 1986 (File No. 1-1822); incorporated herein by reference.

       23.               Consent of independent certified
                         public accountants.

       24.               Power of Attorney of Directors of the
                         Company.

Item 9.   Undertakings.

A.   Rule 415 Offering.

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by section
               10(a)(3) of The Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and


        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
     Section 15(d) of The Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as

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expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 30th day of November, 1995.
                             LACLEDE GAS COMPANY



                             By /s/ G. T. McNeive, Jr.
                                ---------------------------
                                G. T. McNeive, Jr.
                                Senior Vice President - Finance -
                                Chief Financial Officer
























       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Principal Executive Officer.

       R. C. Jaudes         Director, Chairman     November 30, 1995
   ----------------------   of the Board,
       R. C. Jaudes         President and Chief
                            Executive Officer

Principal Financial and Accounting Officer.

   /s/ G. T. McNeive, Jr.   Senior Vice President- November 30, 1995
   ----------------------   Finance and Chief
       G. T. McNeive, Jr.   Financial Officer

       A. B. Craig, III  *  Director               November 30, 1995
   ----------------------
       A. B. Craig, III

       H. Givens         *  Director               November 30, 1995
   ----------------------
       H. Givens

       M. A. Krey        *  Director               November 30, 1995
   ----------------------
       M. A. Krey

       C. R. Holman      *  Director               November 30, 1995
   ----------------------
       C. R. Holman

       W. E Nasser       *  Director               November 30, 1995
   ----------------------
       W. E Nasser

       B. F. Schenk      *  Director               November 30, 1995
   ----------------------
       B. F. Schenk

       R. P. Stupp       *  Director               November 30, 1995
   ----------------------
       R. P. Stupp

       H. E. Trusheim    *  Director               November 30, 1995
   ----------------------
       H. E. Trusheim


*BY /s/ G. T. McNeive, Jr.                         November 30, 1995
--------------------------
     Attorney-in-fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Dual Savings Plan Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 30th day of November, 1995.


                              Missouri Natural Gas Division of
                              Laclede Gas Company Dual Savings
                              Plan



                              By: /s/ R. L. Russell
                              ---------------------------------
                              R. L. Russell
                              Chairman of the Dual Savings Plan
                              and Director of Marketing





                              By: /s/ C. J. Thurman
                              ---------------------------------
                              C. J. Thurman
                              Member of the Dual Savings Plan
                              Committee and Manager of Accounts
                              Receivable-Missouri Natural Gas
                              Division of Laclede Gas Company






















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                             Form S-8
                          Exhibit Index


Exhibit No.             Description

    4.1          The Company's Articles of Incorporation, filed as
                 Exhibit 4(b) to the Company's Registration State-ment on Form S-3, Registration No. 33-52357;
                 incorporated herein by reference.

    4.2          Rights Agreement between the Company and The
                 Boatmen's National Bank of St. Louis, filed as
                 Exhibit 1 to Form 8-A Registration Statement dated April 7, 1986 (File No. 1-1822);
                 incorporated herein by reference.

    23.          Consent of independent certified public
                 accountants.

    24.          Power of Attorney of Directors of the Company.




























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